UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 6, 2007

BEKEM METALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	000-50218	87-0669131
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification Number)

170 Tchaikovsky Street, 4th Floor, Almaty, Kazakhstan
(Address of principal executive offices)

050000
(Zip code)

+7 (3272) 582 386
(Registrant’s telephone number, including area code)

N/A
(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Appointment of Director

In accordance with Section 16-10a-810 of the Utah Revised Business Corporation Act and the Bylaws of the Company, on August 6, 2007, the board of directors appointed Mr. Dossan Kassymkhanuly as a director to fill the vacant directorship on the board of directors created by the resignation of Mr. Marat Cherdabayev on June 1, 2007. The board also appointed Mr. Kassymkhanuly as a vice-president of the Company.

Following is a brief description of the background and business experience of Mr. Kassymkhanuly:

Mr. Kassymkhanuly served as the Business Manager for Gauhar-Tas Centre from December 1992 to February 1999. Gauhar-Tas Centre was engaged in foreign-economic activity with China, including exportation of non-ferrous metals and importation of building materials and mining engineering. From February 1999 to November 2003 Mr. Kassymkhanuly served as Director of the Semey FPG JSC regional office in
Ust-Kamenogorsk. He was responsible for coal sales in Eastern Kazakhstan.  Mr. Kassymkhanuly also took part in the development of the Gornostai nickel-cobalt deposit, as well as in the pilot industrial smelting for ferronickel at the Pavlodar tractor plant. He was also responsible for negotiations with the Geology Committee of the Ministry of Energy and Mineral Resources of the Republic of Kazakhstan, including overseeing amendments and addendums to contracts for subsoil use. Mr. Kassymkhanuly chairmanned a group on implementation of new technology. In particular, he took part in the construction project for a briquette plant to produce briquette coal at the Karazhira coal deposit, Eastern Kazakhstan. Mr. Kassymkhanyly served as the Director of the Representative Office of Kaznickel LLP in Astana, Kazakhstan from March 2004 to August 2007. In that position he was primarily responsible for negotiations with various government entities and committees on behalf of Kaznickel. Mr. Kassymkhanuly also served as a member of the board of directors of Bekem Metals, Inc. from August 2005 to October 2006. Mr. Kassymkhanuly earned a degree in Engineer-Construction from Semipalatinsk College of Civil Engineering in 1989. He earned a Bachelors degree in Engineer-Economics from the Eastern Kazakhstan Technical University in 2002. At present, he is a candidate for a PhD degree in Engineering Sciences at the Semey State Institute. Mr. Kassymkhanuly is not a director of any other SEC reporting company. Mr. Kassymkhanuly is 39 years old.

There are no family relationships between Mr. Kassymkhanuly and any member of the board of directors or executive management of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BEKEM METALS, INC.

Date: August 10, 2007	By: /s/ Adam Cook
Adam Cook, Corporate Secretary